Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 16, 2011, relating to the audited consolidated financial statements of Xfone, Inc. and subsidiaries, and to the reference to us under the caption "Interests of Named Experts and Counsel" appearing in the Prospectus, which is part of such Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP
BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
July 14, 2011